Exhibit 1.1

Execution Version

NOBLE MIDSTREAM PARTNERS LP

3,200,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 12, 2017

CITIGROUP GLOBAL MARKETS INC.,

as Representative of the several

Underwriters named in Schedule I attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street, New York

New York 10013

Ladies and Gentlemen:

Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell 3,200,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 480,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Advantage” means Advantage Pipeline Holdings LLC, a Delaware limited liability company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Black Diamond” means Black Diamond Gathering LLC, a Delaware limited liability company.

“Blanco River DevCo” means Blanco River DevCo LP, a Delaware limited partnership.

“Blanco River DevCo GP” means Blanco River DevCo GP LLC, a Delaware limited liability company.

“Colorado River DevCo” means Colorado River DevCo LP, a Delaware limited partnership.

“Colorado River DevCo GP” means Colorado River DevCo GP LLC, a Delaware limited liability company.

“Development Companies” means, collectively, Blanco River DevCo, Colorado River DevCo, Green River DevCo, Gunnison River DevCo, Laramie River DevCo, San Juan River DevCo and Trinity River DevCo.

“General Partner” means Noble Midstream GP LLC, a Delaware limited liability company and the sole general partner of the Partnership.

“GP Subsidiaries” means, collectively, Blanco River DevCo GP, Colorado River DevCo GP, Green River DevCo GP, Gunnison River DevCo GP, Laramie River DevCo GP and San Juan River DevCo GP.

“Green River DevCo” means Green River DevCo LP, a Delaware limited partnership.

“Green River DevCo GP” means Green River DevCo GP LLC, a Delaware limited liability company.

“Gunnison River DevCo” means Gunnison River DevCo LP, a Delaware limited partnership.

“Gunnison River DevCo GP” means Gunnison River DevCo GP LLC, a Delaware limited liability company.

“Laramie River DevCo” means Laramie River DevCo LP, a Delaware limited partnership.

“Laramie River DevCo GP” means Laramie River DevCo GP LLC, a Delaware limited liability company.

“Laramie Sub” means Black Diamond Gathering Holdings LLC, a Delaware limited liability company.

“Midstream Services” means Noble Midstream Services, LLC, a Delaware limited liability company.

“NBL Midstream” means NBL Midstream, LLC, a Delaware limited liability company.

“Noble” means Noble Energy, Inc., a Delaware corporation.

“Noble Entities” means Noble and Noble Energy Services, Inc., a Delaware corporation.

“Omnibus Agreement” means the Omnibus Agreement, dated September 20, 2016, by and between the Noble Entities, NBL Midstream, Midstream Services, the General Partner and the Partnership.

“Operational Services and Secondment Agreement” means the Operational Services and Secondment Agreement, dated September 20, 2016, by and between the Noble Entities, Midstream Services, the General Partner and the Partnership.

“Partnership Entities” means, collectively, the Partnership, the General Partner and the Subsidiaries.

“Partnership Parties” means, collectively, the Partnership and the General Partner.

“San Juan River DevCo” means San Juan River DevCo LP, a Delaware limited partnership.

“San Juan River DevCo GP” means San Juan River DevCo GP LLC, a Delaware limited liability company.

“Subsidiaries” means, collectively, Midstream Services, the Development Companies, the GP Subsidiaries and Laramie Sub.

“Trinity River DevCo” means Trinity River DevCo LLC, a Delaware limited liability company.

“White Cliffs” means White Cliffs Pipeline, L.L.C., a Delaware limited liability company.

It is understood and agreed to by the parties hereto that Black Diamond has entered into that certain Membership Interest Purchase and Sale Agreement, dated as of December 12, 2017, by and between Black Diamond and Saddle Butte Pipeline II, LLC, a Delaware limited liability company (the “Acquisition Agreement”), pursuant to which Black Diamond will acquire all of the issued and outstanding limited liability interests in Saddle Butte Rockies Midstream, LLC, a Delaware limited liability company and in Optimized Energy Solutions, LLC, a Delaware limited liability company (the “Acquisition”). The Partnership Parties intend to use the net proceeds from the offering of the Units to fund a portion of the purchase price for the Acquisition.

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:

(a) Automatic Shelf Registration Statement. A registration statement on Form S-3 (File No. 333-221252) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative (the “Representative”) of the Underwriters by means of the Commission’s EDGAR system. As used in this Agreement:

(i) “Applicable Time” means 6:30 p.m. (New York City time) on December 12, 2017;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became, or is deemed to have become, effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.

(b) No Stop Order. The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for the purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership Parties’ knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(c) Emerging Growth Company Status. From the time of initial submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Partnership be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Units as contemplated by the Registration Statement.

(e) Well-Known Seasoned Issuer. The Partnership has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Units, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule IV hereto. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the Offering of the Units, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Provisions of Our Partnership Agreement Relating to Cash Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(m) Formation and Qualification. Each of the Partnership Entities has been duly organized and is validly existing and in good standing as a limited partnership, limited liability company, corporation or other business entity under the laws of the jurisdiction of its incorporation or formation, as applicable, is duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other business entity and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (ii) materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement (each of clause (i) and (ii), a “Material Adverse Effect”); or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries, Advantage, White Cliffs and Black Diamond.

(n) Formation and Qualification of Black Diamond. Black Diamond has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its formation, is duly qualified to do business as a limited liability company and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, materially impair the ability of Black Diamond to perform its obligations under the Acquisition Agreement.

(o) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The General Partner is the sole general partner of the Partnership.

(p) General Partner of the Development Companies. The GP Subsidiaries have, and at each Delivery Date will have, full limited liability company power and authority to serve as the general partners of the Development Companies in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(q) Ownership of the General Partner. NBL Midstream owns, and at each applicable Delivery Date, will own, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner ( the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NBL Midstream owns such membership interest free and clear of all liens, encumbrances, pledge, security interests, equities, charges or other claims (“Liens”) (except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement and (ii) Liens created or arising under the Delaware LLC Act).

(r) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).

(s) Ownership of the Incentive Distribution Rights. NBL Midstream owns, and at each applicable Delivery Date, will own, all of the Incentive Distribution Rights (as defined below); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NBL Midstream owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).

(t) Ownership of the Sponsor Units. NBL Midstream owns, and at each applicable Delivery Date, will own, 2,090,014 Common Units and 15,902,584 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17 804 of the Delaware LP Act); and NBL Midstream owns such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).

(u) Outstanding Partnership Equity. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of (i) 20,032,586 Common Units and 15,902,584 Subordinated Units and the incentive distribution rights representing limited partner interests in the Partnership (the “Incentive Distribution Rights”), which are the only limited partner interests of the Partnership issued and outstanding as of such date (other than limited partner interests issued under the Partnership’s long-term incentive plan), and (ii) the General Partner Interest; all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership to the Underwriters and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(w) Ownership of Midstream Services. The Partnership owns, and at each applicable Delivery Date, will own, a 100% membership interest in Midstream Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services (the “Midstream Services LLC Agreement”) and are fully paid (to the extent required under the Midstream Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Midstream Services LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Credit Agreement, dated as of September 20, 2016, among Midstream Services, the Partnership, J.P. Morgan Chase Bank, N.A., as administrative agent, and the guarantors and lenders party thereto, as amended (the “Revolving Credit Facility”).

(x) Ownership of GP Subsidiaries. Midstream Services owns, and at each applicable Delivery Date, will own, a 100% membership interest in each of the GP Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the GP Subsidiaries time (the “GP Subsidiaries LLC Agreements”) and are fully paid (to the extent required under the GP Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Midstream Services owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the GP Subsidiaries LLC Agreements, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(y) Ownership of Development Companies. (i) Colorado River DevCo GP owns, and at each applicable Delivery Date will own, an 80% general partner interest and Midstream Services owns, and at each applicable Delivery Date will own, a 20% limited partner interest in Colorado River DevCo, (ii) Green River DevCo GP owns, and at each applicable Delivery Date will own, a 25% general partner interest and NBL Midstream owns, and at each applicable Delivery Date will own, a 75% limited partner interest in Green River DevCo, (iii) Gunnison River DevCo GP owns, and at each applicable Delivery Date will own, a 5% general partner interest and NBL Midstream owns, and at each applicable Delivery Date will own, a 95% limited partner interest in Gunnison River DevCo, (iv) Laramie River DevCo GP owns, and at each applicable Delivery Date will own, a 5% general partner interest and Midstream Services owns, and at each applicable Delivery Date will own, a 95% limited partner interest in Laramie River DevCo, (v) San Juan River DevCo GP owns, and at each applicable Delivery Date will own, a 25% general partner interest and NBL Midstream owns, and at each applicable Delivery Date will own, a 75% limited partner interest in San Juan River DevCo, (vi) Blanco River DevCo GP owns, and at each applicable Delivery Date will own, a 40% general partner interest and NBL Midstream owns, and at each applicable Delivery Date will own, a 60% limited partner interest in Blanco River DevCo and (vii) Midstream Services owns, and at each applicable Delivery Date will own, a 100% membership interest in Trinity River DevCo; such interests will have been duly authorized and validly issued in accordance with the agreements of limited partnership or limited liability company agreements, as applicable, of the Development Companies (the “Development Company Operating Agreements”); the GP Subsidiaries, NBL Midstream and Midstream Services, as applicable, owns such interests free and clear of all Liens (except for (A) restrictions on transferability contained in the Development Company Operating Agreements, (B) Liens created or arising under the Delaware LP Act, (C) Liens created or arising under the Delaware LLC Act and (D) Liens created or arising under the Revolving Credit Facility).

(z) Ownership of Advantage. Trinity River DevCo owns, and at each applicable Delivery Date will own, a 50% membership interest in Advantage; to the knowledge of the Partnership Parties, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Advantage (the “Advantage LLC Agreement”); Trinity River DevCo owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Advantage LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(aa) Ownership of White Cliffs. Midstream Services owns, and at each applicable Delivery Date will own, a 3.33% membership interest in White Cliffs; to the knowledge of the Partnership Parties, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs (the “White Cliffs LLC Agreement”); Midstream Services owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the White Cliffs LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(bb) Ownership of Laramie Sub. Laramie River DevCo owns, and at each applicable Delivery Date will own, a 100% membership interest in Laramie Sub; such membership interests has been duly authorized and validly issued in accordance with the limited liability company agreement of Laramie Sub (the “Laramie Sub LLC Agreement”); Laramie River DevCo owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Laramie Sub LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(cc) Ownership of Black Diamond. Laramie Sub owns, and at each applicable Delivery Date will own, a 54.4% membership interest in Black Diamond; to the knowledge of the Partnership Parties, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Black Diamond (the “Black Diamond LLC Agreement”); Laramie Sub owns such membership interests free and clear of all Liens (except for (i) restrictions contained in the Black Diamond LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(dd) No Other Subsidiaries. After giving effect to the Acquisition, the General Partner does not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Subsidiaries, Advantage, White Cliffs and Black Diamond. After giving effect to the Acquisition, the Partnership does not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Subsidiaries, Advantage, White Cliffs and Black Diamond.

(ee) Distribution Restrictions. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except for restrictions on distributions under the laws of the State of Delaware.

(ff) Description of the Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg) Organizational Documents. The Organizational Documents (as defined below) of each of the Partnership Entities have been duly authorized, executed and delivered by the Partnership Entities party thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(hh) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as set forth in the Partnership Agreement and the Omnibus Agreement, there are no profits interests or other equity interest, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to the certificates of limited partnership or formation or any other organizational documents of any such person (“Organizational Documents”) or any agreement or instrument to which any of the Partnership Entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or other sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units of the Partnership or other securities of the Partnership Entities. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such Person or to require the Partnership to include such securities in the Registration Statement or any registration statement filed by or required to be filed by the Partnership under the Securities Act.

(ii) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. All limited partnership, limited liability company or other action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members, partners or securityholders for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

(jj) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(kk) Acquisition Agreement. The Acquisition Agreement was duly authorized, executed and delivered by Black Diamond, and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms (assuming the due authorization, execution and delivery by the other parties thereto); provided, that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ll) No Violation or Default. None of the Partnership Entities is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance of the Acquisition Agreement by Black Diamond, (iv) the consummation of the transactions contemplated by this Agreement or (v) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus will (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property, right or assets of any of the Partnership Entities is subject; (b) result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities; or (c) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(nn) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Units and the consummation by the Partnership Parties or Black Diamond, as applicable, of the (A) transactions contemplated hereby or (B) the consummation of the Acquisition and any other transactions contemplated by the Acquisition Agreement, except for (i) the registration of the Units under the Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the applicable Delivery Date, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement, (vi) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Units, (vii) filings with the Commission pursuant to Rule 424(b) under the Act, (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Act or the Exchange Act or (ix) with respect to the Acquisition Agreement, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(oo) Historical Financial Statements. At September 30, 2017, the Partnership would have had, on a consolidated, basis a capitalization as set forth in the Pricing Disclosure Package and the Prospectus. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the results of operations and cash flows of the entities purported to be shown therein for the periods specified. Said historical financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, except as described therein, throughout the periods specified. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so included as required and neither the Partnership Parties nor the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package or the Prospectus.

(pp) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(qq) Independent Registered Public Accounting Firm. KPMG LLP, who has certified certain financial statements of the Partnership and its predecessor that appear or are incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).

(rr) Internal Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with

GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the Partnership’s internal controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Parties is aware of (A) any material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership’s auditors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(ss) Disclosure Controls and Procedures. To the extent required by Rule 13a-15 under the Exchange Act, the Partnership has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; the Partnership’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the General Partner required under the Exchange Act with respect to such reports.

(tt) Sarbanes-Oxley Act of 2002. There has been no failure on the part of the Partnership Parties or any of their directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Partnership, including Section 402 related to loans and Section 302 and 906 related to certifications.

(uu) No Material Changes. Since the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as may otherwise be stated in therein or contemplated thereby, none of the Partnership Entities or, to the Partnership Parties’ knowledge, Advantage, White Cliffs or Black Diamond has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or

(v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the equity interests or long-term debt of any of the Partnership Entities or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Title to Properties. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect, each of the Partnership Entities has legal, valid and defensible title to all of their interests in all real and personal property owned by them, in each case free and clear of all Liens and defects of any kind, except those that do not materially affect or interfere with the use made and proposed to be made of such properties taken as a whole. Except as described in the Registration Statement and the Prospectus, any property held under lease or sublease by any of the Partnership Entities is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties taken as a whole by the Partnership Entities. None of the Partnership Parties has any notice or knowledge of any claim of any sort that has been, or may be, asserted by anyone adverse to any of the Partnership Entities’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning any of the Partnership Entities’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof except for such claims that would not result in a Material Adverse Effect.

(ww) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses (collectively, “Rights-of-Way”) from each individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity (each, a “Person”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such Rights-of-Way that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Permits. None of the Partnership Entities is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, registration, allowance, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would have a Material Adverse Effect; and the Partnership Entities own or possess or have obtained all governmental licenses, permits, consents, orders, approvals, registrations, allowances, and other authorizations (“Permits”), which are currently in full force and effect and not subject to challenge, and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations, have such Permits not be in full force or effect and not subject to challenge or make such filings would not have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit. None of the Partnership Parties has received any notice of proceedings relating to the revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(yy) Intellectual Property. Each of the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Parties has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(zz) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Parties, threatened, against or affecting the Partnership Entities, which (i) could reasonably be expected to result in a Material Adverse Effect, (ii) could reasonably be expected to materially and adversely affect the properties or assets of the Partnership Entities taken as a whole or (iii) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Parties of the obligations contemplated hereunder. The aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(aaa) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the Pricing Disclosure Package, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(bbb) Summaries of Law or Agreements. The statements made in the most recent Preliminary Prospectus and Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Our Partnership Agreement,” “Investment in Noble Midstream Partners LP by Employee Benefit Plans,” “Description of Our Common Units,” and “Material Tax Considerations” together with “Material Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ccc) Insurance. Each of the Partnership Entities has insurance from insurers that have (or whose reinsurers have) recognized financial responsibility and such insurance is in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance covering the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Parties has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ddd) No Undisclosed Relationships. Except as described in Pricing Disclosure Package, no relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Pricing Disclosure Package which is not so described.

(eee) No Labor Dispute. No labor dispute with the employees of any of the Noble Entities that are working on behalf of any of the Partnership Entities pursuant to the Omnibus Agreement, Operational Services and Secondment Agreement or otherwise, exists or, to the knowledge of the Partnership Parties, is imminent that would result in a Material Adverse Effect.

(fff) Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances or petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have Permits required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws, except, in the case of (i), (ii) or (iv), as would not, singly or in the aggregate, result in a Material Adverse Effect.

(ggg) FERC. White Cliffs is operated as a “common carrier” subject to regulation by the Federal Energy Regulatory Commission (“FERC”) under the Interstate Commerce Act (“ICA”). Colorado River DevCo and Laramie River DevCo both provide transportation service that is subject to the jurisdiction of FERC under the ICA, but have each obtained waivers of the tariff filing and reporting requirements of sections 6 and 20 of the ICA and parts 341 and 357 of the FERC’s regulations (“FERC Waiver”). Advantage is subject to the jurisdiction of the Texas Railroad Commission and provides no services that are subject to the jurisdiction of FERC. Accordingly, Colorado River DevCo, Laramie River DevCo, and Advantage do not have tariffs or rates on file at FERC. To the knowledge of the Partnership Parties, other than administrative or regulatory proceedings that may affect generally common carriers similarly situated to White Cliffs, there are no administrative or regulatory proceedings pending or threatened against White Cliffs, the result of which are reasonably likely to materially change, alter or modify the rates, charges or fees for transportation services related to any FERC-regulated line or any other terms or conditions of service currently in effect under any tariffs issued by White Cliffs.. To the knowledge of the Partnership Parties, Colorado

River DevCo, Laramie River DevCo, and Advantage either (i) are not subject to the jurisdiction of the FERC or (ii) qualify for and have in effect a FERC Waiver and there are no impending changes to the status of any such FERC Waiver, and none of such entities nor the Partnership have operated any Partnership Entities or taken any action or omission that could result in the loss of the FERC Waiver.

(hhh) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the applicable Delivery Date, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor does the Partnership have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership Entities or any trade or business (whether or not incorporated) which is considered a single employer with a Partnership Entity within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (such an entity, an “ERISA Affiliate”) would have any actual or potential liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code or any similar applicable law, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Partnership Entity or any ERISA Affiliate of any of the foregoing (A) sponsors, maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; or (B) would reasonably be expected to have any material liability with respect to any plan described in the preceding clause (nn) that any such entity has sponsored, maintained, or contributed to or was required to contribute to during the past six years; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(jjj) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package, the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.

(kkk) Investment Company. None of the Partnership Entities is and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(lll) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Units.

(mmm) Private Placement. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(nnn) Absence of Manipulation. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any of its Affiliates or its or their respective directors or officers, has taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(ooo) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance on, The New York Stock Exchange.

(ppp) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(m) or 5(a)(vi), and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.

(qqq) No Employment Law Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(rrr) Anti-Corruption.

(i) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or Affiliate of any of the Partnership Entities has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or of the Bribery Act 2010 of the United Kingdom, and the Partnership Entities and, to the knowledge of the Partnership Parties, their Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Partnership Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency that, in each case, are applicable to the business and operations of the Partnership Entities (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(sss) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or Affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Partnership will not directly or indirectly use the proceeds from the sale of the Units, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity in any manner that, to the knowledge of the Partnership Parties, would result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”). None of the Partnership Entities will use, directly or indirectly, proceeds from the sale of the Units in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws

(ttt) Sanctions. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or Affiliate of any of the Partnership Entities, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in Burma (Myanmar), Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the

Underwriters or is not material to the analysis under any Sanctions, none of the Partnership Entities has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does any Partnership Entity have any plans to initiate any dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(uuu) Periodic Reports. The reports and statements filed by the Partnership under the Exchange Act and statements filed by the Partnership under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto (the “SEC Reports”) have been filed with the Commission on a timely basis. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

(vvv) XBRL. The XBRL included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the General Partner and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 3,200,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 480,000 additional Option Units as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $47.50 per Unit.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date”, and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Partnership. On each Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representative shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters. (a) Each of the Partnership Parties, jointly and severally, agrees:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to the Representative and to counsel for the Underwriters an electronically signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representative an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (a) the Units, (b) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof (including, without limitation, Common Units issued pursuant to the long-term incentive plan of the Partnership), or (c) the Sponsor Units and Incentive Distribution Rights in connection with the Transactions), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters; except the Partnership Parties may (A) offer and issue the Units, (B) issue Common Units, or securities convertible into or exercisable or exchangeable for Common Units, pursuant to the Partnership’s long-term incentive plan and (C) enter into an equity distribution agreement for an “at the market offering” under Rule 415(a)(4) of the Securities Act and any related filings under the Securities Act or the Exchange Act, including a prospectus supplement and Current Report on Form 8-K, provided that the Partnership shall not issue any Common Units thereunder until the expiration of the Lock-Up Period.

(xi) Use of Proceeds. The Partnership agrees to apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. The Partnership agrees to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) Lock-Up Agreements. Each of the Partnership Parties, jointly and severally, agrees that the General Partner and the Partnership shall cause each officer and director of the General Partner that has been appointed to such role as of the date of this Agreement, and each of Noble and NBL Midstream, to deliver, on or prior to the date of this Agreement, a letter substantially in the form of Exhibit A hereto, providing for a lock-up period covering the Lock-Up Period, (the persons described in this Section 5(a)(xiv), the “Restricted Personnel”). The letters delivered by the Restricted Personnel are the “Lock-Up Agreements”.

(xv) Emerging Growth Company Status. The Partnership will promptly notify the Representative if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period. The Partnership hereby notifies the Underwriters that it will cease to be an Emerging Growth Company after December 31, 2017.

(xvi) Stabilization. The Partnership Parties will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) Necessary Actions. The Partnership Parties will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with its obligations under this Agreement, including (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of one set of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of one set of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of one set of Canadian counsel to the Underwriters); (i) the costs and expenses of the Partnership and any of the General Partner’s officers, directors, counsel or other representatives in connection with the investor presentations on any road show, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and the cost of Noble operating the aircrafts that it owns (“Noble Aircraft”) in connection with the road show; provided that the Underwriters shall pay their own costs and expenses associated with the road show, including transportation (except to the extent of sharing a Noble Aircraft), lodging and other expenses incurred by the Underwriters on their own behalf in connection with the road show and other presentations to prospective purchasers of the Common Units; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes resulting from the sale of the Units by the Underwriters and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters (“Underwriters’ Counsel”), is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made).

(c) Authorization and Validity. All limited partnership, limited liability company, corporate or other proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Underwriters’ Counsel, and the Partnership shall have furnished to Underwriters’ Counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Counsel Opinions. Sidley Austin LLP, Andrews Kurth Kenyon LLP and Richards, Layton & Finger, P.A. shall have furnished to the Representative their written opinions, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, or letters entitling the Underwriters to rely on written opinions addressed to third parties, in form and substance reasonably satisfactory to the Representative, substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto.

(e) Underwriters’ Counsel Opinion. The Representative shall have received from Underwriters’ Counsel, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to Underwriters’ Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Comfort Letters. At the time of execution of this Agreement, the Representative shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Bring-Down Comfort Letter. With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Represenative concurrently with the execution of this Agreement (the “Initial Letter”), the Partnership shall have furnished to the Representative a letter (the “Bring-Down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(h) Officers’ Certificate. The Partnership shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(iv) To the effect of Section 7(i) (provided that no representation with respect to the judgment of the Representative need be made).

(i) No Material Change. Except as described in the Pricing Disclosure Package, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Reserved.

(k) No Other Change. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(m) FINRA. FINRA has confirmed that it has not raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(n) Lock-Up Agreements. The Lock-Up Agreements between the Representative and the officers and directors of the General Partner, and each of Noble and NBL Midstream, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) Other Certificates. On or prior to each Delivery Date, the Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter (except for any defaulting Underwriter), its Affiliates, directors, officers and employees and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “Selling Agents”) and each person, if any, who controls any Underwriter (except for any defaulting Underwriter) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, Affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto (including, without limitation, any forward-looking statement made by the Partnership Parties in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, or otherwise), (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, and (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any road show (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such Affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e)). The foregoing indemnity agreement is in addition to any liability which any Partnership Party may otherwise have to any Underwriter or to any Affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e)). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, Selling Agents and controlling persons (in addition to any local counsel); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal expenses of one set of counsel or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on the terms specified in this Agreement. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or Underwriters’ Counsel may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Unit that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than an event specified in Section 7(k)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each Partnership Party acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective Affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; facsimile number: 1-646-291-1469;

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Terry Gerhart, Chief Executive Officer.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Entities and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Noble Midstream Partners LP

By:	Noble Midstream GP LLC,
its general partner

By:	/s/ John F. Bookout, IV
Name: John F. Bookout, IV
Title: Chief Financial Officer

Noble Midstream GP LLC

By:	/s/ John F. Bookout, IV
Name: John F. Bookout, IV
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as a Representative

of the several Underwriters named in Schedule I hereto

By:	/s/ Jerry Schretter
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Citigroup Global Markets Inc.	2,342,870
Barclays Capital Inc.	57,142
BB&T Capital Markets, a division of BB&T Securities, LLC	57,142
Deutsche Bank Securities Inc.	57,142
DNB Markets, Inc.	57,142
Fifth Third Securities, Inc.	57,142
J.P. Morgan Securities LLC	57,142
Merrill Lynch, Pierce, Fenner & Smith Incorporated	57,142
Mizuho Securities USA LLC	57,142
MUFG Securities Americas Inc.	57,142
PNC Capital Markets LLC	57,142
Scotia Capital (USA) Inc.	57,142
SG Americas Securities, LLC	57,142
SMBC Nikko Securities America, Inc.	57,142
TD Securities (USA) LLC	57,142
Wells Fargo Securities, LLC	57,142
Total	3,200,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

$48.20

2. Number of units offered

3,200,000

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

As Representative of the several

Underwriters named in Schedule I

c/o Citigroup Global Markets Inc.

388 Greenwich Street, New York

New York 10013

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 45th day after the date of the final prospectus relating to the Units, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Offering (such period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) the undersigned notifies Citigroup Global Markets Inc. at least two business days prior to the proposed transfer or disposition, (b) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (c) sales of Common Units to satisfy tax withholding obligations under the Partnership’s option/incentive plans and (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before December 31, 2017, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned shall automatically and without further action be released from its obligations under this Lock-Up Letter Agreement concurrently with the Underwriter becoming aware of such event.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Exhibit A-2

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B-1

FORM OF OPINION OF SIDLEY AUSTIN LLP

1.	Each of the Partnership Entities is a limited partnership or limited liability company, as applicable, validly existing and in good standing under the laws of the State of Delaware. Each of the Partnership Entities has the limited partnership or limited liability company power and authority, as the case may be, under the laws of the State of Delaware to carry on its business and own or lease its properties as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The General Partner, the Issuer and each of the Subsidiaries (other than Blanco River DevCo GP and Blanco River DevCo) are in good standing as a foreign limited partnership or foreign limited liability company under the laws of the State of Colorado. The General Partner, the Issuer, NMS, Blanco River DevCo GP and Blanco River DevCo are each in good standing as a foreign limited partnership or foreign limited liability company under the laws of the State of Texas.

2.	Each of the Partnership Parties has the limited partnership or limited liability company power and authority, as the case may be, under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under the Underwriting Agreement.

3.	NBL Midstream is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Company Agreement and is fully paid (to the extent required by the First Amended and Restated Limited Liability Company Agreement) and is nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and NBL Midstream owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NBL Midstream as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

4.	NBL Midstream owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement.

5.	NBL Midstream owns [•] Common Units and [•] subordinated units representing limited partner interests in the Issuer (the “Subordinated Units” and when referred to collectively with the Common Units held by NBL Midstream, the “Sponsor Units”). The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby are validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware LP Act). The Common Units, the Sponsor Units and the Incentive Distribution Rights owned by NBL Midstream are owned free and clear of liens in respect of which a uniform commercial code financing statement naming NBL Midstream as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

Exhibit B-1-1

6.	The General Partner is the sole general partner of the Issuer, with a noneconomic general partner interest in the Issuer; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

7.	The Issuer is the sole member of NMS, with a 100% membership interest in NMS; such membership interest has been duly authorized and validly issued in accordance with the NMS LLC Agreement and is fully paid (to the extent required by the NMS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Issuer owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

8.	NMS is the sole member of Colorado River DevCo GP, with a 100% membership interest in Colorado River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the Colorado River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

9.	NMS is the sole member of Green River DevCo GP, with a 100% membership interest in Green River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the Green River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

10.	NMS is the sole member of Gunnison River DevCo GP, with a 100% membership interest in Gunnison River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the Gunnison River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

11.	NMS is the sole member of Laramie River DevCo GP, with a 100% membership interest in Laramie River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the Laramie River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

12.	Laramie River DevCo is the sole member of Laramie Sub, with a 100% membership interest in Laramie Sub; such membership interest has been duly authorized and validly issued in accordance with the Laramie Sub LLC Agreement; and Laramie River DevCo owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Laramie River DevCo as debtor is on file in the office of the Secretary of State of Delaware as of a recent date.

Exhibit B-1-2

13.	Laramie Sub is a member of Black Diamond, with a 54.4% membership interest in Black Diamond; such membership interest has been duly authorized and validly issued in accordance with the Black Diamond LLC Agreement; and Laramie Sub owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Laramie Sub as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

14.	NMS is the sole member of San Juan River DevCo GP, with a 100% membership interest in San Juan River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the San Juan River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

15.	NMS is the sole member of Blanco River DevCo GP, with a 100% membership interest in Blanco River DevCo GP; such membership interest has been duly authorized and validly issued in accordance with the Blanco River DevCo GP LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

16.	NMS is the sole member of Trinity River DevCo, with a 100% membership interest in Trinity River DevCo; such membership interest has been duly authorized and validly issued in accordance with Trinity River DevCo LLC Agreement; and NMS owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NMS as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

17.	Trinity River DevCo is a member of Advantage Pipeline Holdings, LLC, a Delaware limited liability company (“Advantage Pipeline”), with a 50% membership interest in Advantage Pipeline; such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Advantage Pipeline, as certified to us by the Secretary of [•] as in effect on the date of the Underwriting Agreement and the date hereof; and Trinity River DevCo owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Trinity River DevCo as debtor is on file in the office of the Secretary of State of Delaware as of a recent date.

18.

Colorado River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of Colorado River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns an 80% general partner interest in Colorado River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the Colorado River DevCo

Exhibit B-1-3

LP Agreement; and Colorado River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Colorado River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

19.	Green River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of Green River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns a 25% general partner interest in Green River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the Green River DevCo LP Agreement; and Green River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Green River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

20.	Gunnison River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of Gunnison River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns a 5% general partner interest in Gunnison River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the Gunnison River DevCo LP Agreement; and Gunnison River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Gunnison River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

21.	Laramie River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of Laramie River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns a 5% general partner interest in Laramie River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the Laramie River DevCo LP Agreement; and Laramie River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Laramie River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

22.	San Juan River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of San Juan River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns a 25% general partner interest in San Juan River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the San Juan River DevCo LP Agreement; and San Juan River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming San Juan River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

Exhibit B-1-4

23.	Blanco River DevCo GP (i) has the full power and authority under the laws of the State of Delaware to act as the general partner of Blanco River DevCo in all material respects as described in the Registration Statement and the Prospectus and (ii) owns a 25% general partner interest in Blanco River DevCo; such general partner interest has been duly authorized and validly issued in accordance with the Blanco River DevCo LP Agreement; and Blanco River DevCo GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming Blanco River DevCo GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date.

24.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties. The Securities to be purchased by the Underwriters from the Issuer pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

25.	As of the date hereof, immediately after the issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, the issued and outstanding limited partner interests in the Issuer consist of (i) [•] Common Units, (ii) [•] Subordinated Units and (iii) the Incentive Distribution Rights.

26.	Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no outstanding options, warrants or other rights to purchase, or any restrictions upon the voting or transfer of, agreements or other obligations requiring any Partnership Entity to issue or rights to convert any securities into or exchange any securities into or exchange any securities for any equity interest of any Partnership Entity, in each case, under any Organizational Document of such Partnership Entity or any Applicable Agreement, (ii) there are no preemptive rights or similar rights to subscribe for or purchase any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement and (iii) no Person has the right, which has not been waived, under any Organizational Document or Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement or the issuance and sale of the Securities as contemplated in the Underwriting Agreement.

27.

Neither the (i) the execution and delivery of the Underwriting Agreement by each of the Partnership Parties nor (ii) the issuance and sale by the Issuer of the Securities to the Underwriters pursuant to the Underwriting Agreement (A) violated, violates or will violate the Organizational Documents of any of the Partnership Entities, (B) resulted, results or will result in a breach of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) created, creates or will create any security interest in, or lien upon, any of the property or

Exhibit B-1-5

assets of any Partnership Entity pursuant to any Applicable Agreement (D) violated, violates or will violate any terms or provisions of (i) any applicable laws of the State of New York, (ii) any applicable laws of the United States of America, (iii) the Delaware LP Act, (iv) the Delaware LLC Act or (v) any applicable laws of the State of Texas.

28.	No Governmental Approval (as defined below), which has not been obtained or made and is not in full force and effect, was or is required for (i) the execution and delivery of the Underwriting Agreement by the Partnership Parties, or (ii) the issuance and sale of the Securities by the Issuer to the Underwriters pursuant to the Underwriting Agreement, or performance by the Issuer of its obligations thereunder. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or order of any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware, the State of Texas or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the Delaware LP Act, (iii) the Delaware LLC Act, (iv) applicable federal laws of the United States of America or (v) applicable laws of the State of Texas.

29.	The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units,” “Our Partnership Agreement” and “Investment in Noble Midstream Partners LP by Employee Benefit Plans,” to the extent that such statements purport to describe certain provisions of documents and legal matters referred to therein and reviewed by us as described above, accurately describe such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Securities conform in all material respects to the description set forth under “Description of Our Common Units” in the Prospectus.

30.	The Issuer is not and, immediately after giving effect to the issuance and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “40 Act”).

Exhibit B-1-6

EXHIBIT B-2

FORM OF OPINION OF ANDREWS KURTH KENYON LLP

1.	The opinion of Andrews Kurth Kenyon LLP that is filed as Exhibit 8.1 to the Current Report on Form 8-K, filed by the Partnership on [ ], 2017, is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Exhibit B-2-1

EXHIBIT B-3

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

2. The Acquisition Agreement constitutes a valid and binding agreement of Black Diamond and the Seller, and is enforceable against Black Diamond and the Seller, in accordance with its terms.

3. Each of Laramie Sub and Black Diamond has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

4. The Laramie Sub Agreement constitutes a valid and binding agreement of the Laramie River DevCo, and is enforceable against Laramie River DevCo, in its capacity as a member of Laramie Sub, in accordance with its terms.

5. The Black Diamond Agreement constitutes a valid and binding agreement of the Laramie Sub, and is enforceable against Laramie Sub, in its capacity as a member of Black Diamond, in accordance with its terms.

Exhibit B-3-1